UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2014

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 9, 2014, Charles M. Byrnes, Jr. left his position as Senior Vice President / Sales and Marketing of Accuride Corporation (the “Company”) as part of a management restructuring initiative.  Mr. Byrnes’ separation was administered as a separation without “Cause” outside of a “Protection Period” under Mr. Byrnes’ Severance and Retention Agreement, which is in the form of the Form Severance and Retention Agreement (Tier II Executives) previously filed as an exhibit to Form 10-K on March 15, 2012.  In addition to the severance payable under, and subject to the terms of, such agreement, the Company also agreed that Mr. Byrnes will receive the following (i) the amount, if any, otherwise payable to him under the Company’s 2013 Annual Incentive Compensation Plan, (ii) the amount, if any, that would be payable to him under the Company’s Retirement Contribution program for 2013, and (iii) outsource placement services.  Pursuant to his Severance and Retention Agreement, Mr. Byrnes has agreed to twenty-four (24) month post-employment non-competition and non-solicitation covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Dated: January 14, 2014	/s/ STEPHEN A. MARTIN
Stephen A. Martin
Senior Vice President / General Counsel